As filed with the Securities and Exchange Commission on August 12, 2020
        Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________
Cirrus Logic, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		77-0024818 (I.R.S. Employer Identification No.)
800 W. 6th Street Austin, TX 78701 (512) 851-4000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________
CIRRUS LOGIC, INC.
2018 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Gregory S. Thomas 800 W. 6th Street Austin, Texas 78701 (512) 851-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common stock, par value $0.001 per share	3,520,000	$65.82	$231,686,400.00	$30,072.89

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the additional shares of Common Stock as may become issuable pursuant to the adjustment and anti-dilution provisions of the Cirrus Logic, Inc. 2018 Long Term Incentive Plan, as amended from time to time (the “Plan”) are also being registered

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for the 3,520,000 shares being registered hereby is based on a price of $65.82, which is the average of the high and low prices of our Common Stock as reported by the Nasdaq Global Select Market on August 6, 2020.

(3) Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 3,520,000 shares of Common Stock under the Plan.

EXPLANATORY NOTE

Cirrus Logic, Inc. (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 3,520,000 shares of Common Stock that may be issued to eligible individuals pursuant to the Plan. The Registrant’s shareholders approved 3,200,000 shares of Common Stock for issuance pursuant to the Plan at the 2020 annual meeting of shareholders in connection with a First Amendment to the Plan, and an additional 320,000 shares of Common Stock are being registered for administrative convenience. Except as otherwise set forth below, the contents of the Registrant’s registration statement on Form S-8 relating to the Plan, which was previously filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2018 (File No. 333-226578) is incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Exhibits.

Number	Description
4.1
Certificate of Incorporation of Cirrus Logic, Inc., filed with the Delaware Secretary of State on August 26, 1998 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on June 22, 2001).

4.2	Amended and Restated Bylaws of Cirrus Logic, Inc., (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 29, 2020).
4.3
Cirrus Logic, Inc. 2018 Long Term Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on August 3, 2018 (Registration No. 333-226578)).

4.4
First Amendment to the Cirrus Logic, Inc. 2018 Long Term Incentive Plan (incorporated by reference to Exhibit 1 to the Registrant’s Definitive Proxy Statement filed with the Commission on June 3, 2020 (Registration Number 000-17795)).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page hereof).
______________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 12, 2020.
CIRRUS LOGIC, INC.

By: /s/ Thurman K. Case
Thurman K. Case
Vice President, Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thurman K. Case as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

[signatures on next page]

Pursuant to the requirements of the Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on August 12, 2020.

Name	Position

/s/ Jason P. Rhode	Director and Chief Executive Officer (Principal Executive Officer)
Jason P. Rhode
/s/ Thurman K. Case	Vice President, Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer and Principal Accounting Officer)
Thurman K. Case
/s/ John C. Carter	Director
John C. Carter
/s/ Alexander M. Davern	Director
Alexander M. Davern
/s/ Timothy R. Dehne	Director
Timothy R. Dehne
/s/ Deirdre R. Hanford	Director
Deirdre R. Hanford
/s/ Catherine P. Lego	Director
Catherine P. Lego
/s/ Alan R. Schuele	Director
Alan R. Schuele
/s/ David J. Tupman	Director
David J. Tupman